UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12
HOSPITALITY PROPERTIES TRUST
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 15, 2008.

This is the Notice of the 2008 Annual Meeting of Shareholders of Hospitality Properties Trust. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

To view this material, have the 12-digit Control #(s) available.

If you want to receive a paper or e-mail copy of the above listed documents, you must request one. There is no charge to you for requesting a copy. Please make the request as instructed below before May 2, 2008 to facilitate timely delivery.

To request material:        Internet: www.proxyvote.com        Telephone: 1-800-579-1639        **Email: sendmaterial@proxyvote.com

**If requesting material by e-mail please send a blank e-mail with the 12-digit Control# (located on the following page) in the subject line. Requests, instructions and other inquiries will NOT be forwarded to your investment advisor.

HOSPITALITY PROPERTIES TRUST 400 CENTRE STREET NEWTON, MA 02458-2076	HOSPITALITY PROPERTIES TRUST

Vote In Person

Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the Meeting you will need to request a ballot to vote these shares.

 Vote By Internet

To vote now by Internet, go to WWW.PROXYVOTE.COM. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your notice in hand when you access the web site and follow the instructions.

Meeting Location
The Annual Meeting for holders as of March 18, 2008 is to be held on May 15, 2008 at 11:30 a.m. EDT to consider the voting items set forth on the next page at:
400 Centre Street	DIRECTIONS TO 400 CENTRE STREET, NEWTON, MA
Newton, MA 02458
From the East
Take the Massachusetts Turnpike (I-90) West to Exit 17 (Newton/Watertown). After exiting, stay in the middle lane and bear to your left (away from Watertown).

Keep the Sheraton Hotel on your left at all times, crossing over I-90 and making a complete loop around it. After circling the Sheraton Hotel, and passing straight through one set of traffic lights, move to the right lane and go through 2 more sets of traffic lights, taking a right onto Park Street. (You should be in the lane marked "right lane must turn right" and will notice a large green sign marked "Brighton".)
Take an immediate right onto Elmwood Street. Elmwood is a short street and the entrance to the parking lot at 400 Centre Street is at its end.
From the West

Take the Massachusetts Turnpike (I-90) East to Exit 17 (Newton/Watertown). After exiting and passing straight through one set of traffic lights, move to the right lane and go through 2 more sets of traffic lights, taking a right onto Park Street. (You should be in the lane marked "right lane must turn right" and will notice a large green sign marked "Brighton".)
Take an immediate right onto Elmwood Street. Elmwood is a short street and the entrance to the parking lot at 400 Centre Street is at its end.

Voting items
Our Board of Trustees Recommends a Vote "FOR" the Proposals in Items 1 and 2.
1.	To elect one Independent Trustee in Group I to our Board.
Nominee:
John L. Harrington
2.	To elect one Managing Trustee in Group I to our Board.
Nominee:
Barry M. Portnoy
3.
In their discretion, the Proxies are authorized to vote and otherwise represent the undersigned on such other matters as may properly come before the meeting or at any adjournment or postponement thereof.